Taxable Bond Funds

A Special Meeting of Shareholders of each Fund was held on June 15, 2001, as reconvened on June 22, 2001, July 20, 2001, August 17, 2001, September 7, 2001 and September 26, 2001, at which shareholders voted on the proposals described below. The following were the results of the vote:

A. Proposals Approved By Shareholders

The following proposals were approved by shareholders:

1. To approve the proposed changes to the following fundamental investment limitations:

Short-Term Bond Fund
	For	Against	Abstain

a) borrowing, pledging and issuance of senior securities	7,727,459.194	42,743.033	173,949.448
b) issuer concentration	7,729,370.787	40,831.440	173,949.448
c) industry concentration	7,731,322.177	38,880.050	173,949.448
d) lending	7,731,322.177	38,880.050	173,949.448
e) underwriting of securities	7,731,322.177	38,880.050	173,949.448
f) real estate transactions	7,731,322.177	38,880.050	173,949.448
g) commodity transactions	7,731,322.177	38,880.050	173,949.448

Intermediate Government Income Fund
	For	Against	Abstain

a) borrowing, pledging and issuance of senior securities	44,268,003.042	64,386.871	280,545.555
b) issuer concentration	44,272,119.984	60,269.929	280,545.555
c) industry concentration	44,272,119.984	60,269.929	280,545.555
d) lending	44,273,933.401	58,456.512	280,545.555
e) underwriting of securities	44,274,145.994	58,243.919	280,545.555
f) real estate transactions	44,272,119.984	60,269.929	280,545.555
g) commodity transactions	44,270,914.391	61,475.522	280,545.555

Corporate Bond Fund
	For	Against	Abstain

a) borrowing, pledging and issuance of senior securities	8,416,688.011	31,604.319	10,019.933
b) issuer concentration	8,416,688.011	31,604.319	10,019.933
c) industry concentration	8,416,688.011	31,604.319	10,019.933
d) lending	8,416,265.374	32,026.956	10,019.933
e) underwriting of securities	8,421,688.011	26,604.319	10,019.933
f) real estate transactions	8,416,688.011	31,604.319	10,019.933
g) commodity transactions	8,416,688.011	31,604.319	10,019.933

High Quality Bond Fund
	For	Against	Abstain

a) borrowing, pledging and issuance of senior securities	44,904,000.645	201,268.246	199,605.839
b) issuer concentration	44,904,000.645	201,268.246	199,605.839
c) industry concentration	44,903,279.921	201,988.970	199,605.839
d) lending	44,901,553.930	203,714.961	199,605.839
e) underwriting of securities	45,015,474.871	89,794.020	199,605.839
f) real estate transactions	44,900,329.505	204,939.386	199,605.839
g) commodity transactions	44,904,000.645	201,268.246	199,605.839

2. To approve proposed changes to the following fundamental investment limitations, including a change to make all such limitations non-fundamental:

Short-Term Bond Fund
	For	Against	Abstain

a) illiquid securities	7,719,969.413	43,337.408	180,844.854
b) purchasing securities on margin, short sales and short positions	7,722,117.403	41,189.418	180,844.854
c) put, call, straddle and spread transactions	7,720,166.013	43,140.808	180,844.854
d) investing in companies for the purpose of exercising management or control	7,719,969.413	43,337.408	180,844.854
e) purchasing securities of other investment companies	7,722,117.403	41,189.418	180,844.854

Intermediate Government Income Fund
	For	Against	Abstain

a) illiquid securities	44,257,656.010	63,322.329	291,957.129
b) investment in foreign securities	44,257,656.010	63,322.329	291,957.129
c) purchasing securities on margin, short sales and short positions	44,248,783.688	72,194.651	291,957.129
d) put, call, straddle and spread transactions	44,254,767.624	66,210.715	291,957.129
e) investing in companies for the purpose of exercising management or control	44,255,630.000	65,348.339	291,957.129
f) purchasing securities of other investment companies	44,254,915.174	66,063.165	291,957.129

Corporate Bond Fund
	For	Against	Abstain

a) illiquid securities	8,416,688.011	31,604.319	10,019.933
b) purchasing securities on margin, short sales and short positions	8,416,688.011	31,604.319	10,019.933
c) put, call, straddle and spread transactions	8,416,688.011	31,604.319	10,019.933
d) investing in companies for the purpose of exercising management or control	8,416,688.011	31,604.319	10,019.933
e) purchasing securities of other investment companies	8,416,688.011	31,604.319	10,019.933

High Quality Bond Fund
	For	Against	Abstain

a) illiquid securities	44,890,682.600	212,631.842	201,560.288
b) investment in foreign securities	44,890,088.561	213,225.881	201,560.288
c) purchasing securities on margin, short sales and short positions	44,888,235.885	215,078.557	201,560.288
d) put, call, straddle and spread transactions	44,890,682.600	212,631.842	201,560.288
e) investing in companies for the purpose of exercising management or control	44,890,682.600	212,631.842	201,560.288
f) purchasing securities of other investment companies	44,886,921.122	216,393.320	201,560.288

B. Proposals Not Approved By Shareholders

The following proposals were not approved by shareholders due to failure to achieve a quorum:

1. To approve a new Distribution Plan with respect to Retail A Shares pursuant to Rule 12b-1 under the Investment Company Act of 1940.

Fund	For	Against	Abstain

Short-Term Bond Fund	643,013.703	38,693.842	159,891.070
Intermediate Government Income Fund	1,732,682.409	120,356.916	400,688.313
High Quality Bond Fund	1,205,470.979	138,190.972	215,473.219